UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 19, 2019

RORINE INTERNATIONAL HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Nevada	000-53156	45-0588917
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5255 Longley Lane, Suite 105

Reno, NV 89511

 (Address of principal executive offices)

(702) 560-4373

(Registrant’s telephone number, including area code)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.01.	Changes in Control of Registrant.

Change of Control

On May 19, 2019 Rorine International Holding Company, Inc., a Nevada corporation (the “Company”), experienced a change of control by virtue of the transfer by Great On Technologies Holding Limited, a Seychelles registered corporation owned or controlled by Tsang Chi Man, our former director and executive officer and Yang Xing Liang, to David Novak as nominee/agent for M&G Asset Management Co., Limited (the “Purchaser”) of 15,947,668 and 1,236,000 shares, respectively, of common stock of the Company, par value $0.001 per share, or an aggregate of 17,183,668 shares of Common Stock (the “Common Stock”). In addition, Mr. Liang sold 750,000 shares of Series A Preferred Stock (the “Class A Preferred” and, together with the Common Stock, the “Shares”) of the Company to Purchaser. The Shares were sold to Purchaser for aggregate consideration of $300,000. In connection with the foregoing, effective as of May 19, 2019, our previous sole director, President, CEO and CFO, Mr. Tesheb Casimir resigned from all positions with the Company after appointing Hau-Ran Tsau, and Ta-Wei Liu as members of the Board of Directors and appointed Hau-Ran Tsau as the new President, CEO, CFO and Treasurer.

The shares of Common Stock purchased by the Purchaser represents approximately 70.9% of the Company’s outstanding common stock and, the Class A Preferred vote on a 100 for one basis with the Common Stock holders resulting in the change of voting control as of May 19, 2019 (the “Change of Control Transaction”).

As part of the transaction, the exiting shareholders and management extinguished all debt owed to such shareholders.

Shell Company Status; Change of Business Plan

The Company is a shell company, as that term is defined in Rule 12b-2 of the Exchange Act of 1934, as amended. The Company is seeking a business combination with a private entity whose business would present an opportunity for its shareholders. The Company has identified a candidate for a possible business combination, however, at this time, no definitive terms have been agreed to, and neither party is currently bound to proceed with any transaction. If and when a transaction is consummated, the Company will file “Form 10 information” regarding its new business. Other than in connection with this proposed business combination, the Company is not aware of any arrangements the operation of which would at a subsequent date result in a change in control of the Company.

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and Appointment of Executive Officers and Directors

On May 19, 2019, in connection with the closing of the Change of Control Transaction (as further described in Item 5.01 above), Tesheb Casimir has consented to step down as Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and as a Member of the Board of Directors of the Company. Mr. Casimir resignations were not the result of any known disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with Tesheb Casimir’s resignations, he relinquished his roles as the Company’s “Principal Executive Officer” and “Principal Financial and Accounting Officer” for Securities and Exchange Commission (“SEC”) reporting purposes.

On May 19, 2019, in connection with the Change in Control Transaction and effective immediately upon the resignations by Tesheb Casimir, Hau-Ran Tsau was appointed as the new President, Chief Executive Officer, Treasurer, and member of the Board of Directors of the Company. In connection with his officer appointments, Hau-Ran Tsau was designated as the “Principal Executive Officer” and “Principal Financial and Accounting Officer” of the Company for SEC reporting purposes. At this time, the Company and Mr. Tsau have not entered into any arrangement regarding the payment of compensation for his services as an officer or director of the Company.

On May 19, 2019, in connection with the Change in Control Transaction, Ta-Wei (David) Liu was appointed as a member of the Board of Directors of the Company. At this time, the Company and Mr. Liu have not entered into any arrangement regarding the payment of compensation for his services as a director of the Company.

Post Closing Appointments

Subsequently, on June 4, 2019 Bruce Michael Smith was appointed as Chief Financial Officer of the Company and Mr. Wen Chen Han was appointed as a member of the Board of Directors. At this time, the Company and Mr. Han have not entered into any arrangement regarding the payment of compensation for his services as a director of the Company.

Management Biographies

Hau-Ran Tsau, age 64, has, been for the past fifteen (15) years a designated lecturer for Communications Topics at the Bureau of Foreign Trade (Taiwan), a member of the Sweden Technology Division Delegation from Taiwan, a member of the Review Committee for the Public Mobile Communications sector, and a Technical Director at Foundry in China for Powin Electric. Mr. Tuan’s expertise includes wireless computer peripheral network products, internet programming controlling devices, smart servers for household encrypted communication device storage and hardware, photovoltaic power generation systems, and energy storage and management systems.

Mr. Tsau received his Bachelor Degree in Physics from Chuan Yuan Christion Academy (Taiwan) in 1980, and a Master’s Degree in Computer Science from Southwestern University in 1985

Ta-Wei (David) Liu, age 46, was a director of a boutique investment firm where he co-led the firm in numerous international merger and acquisitions, and restructuring activities for clients. Prior to this time, Mr. Liu worked as an analyst and trader for a proprietary fund where he was responsible for the fund’s risk analysis. Mr. Liu also was a Strategy Consultant at PHB Hagler Bailey Consulting, where he provided consulting services in the areas of restructuring.

Mr. Liu received his Bachelor’s Degree in Economics from the University of California Berkeley, and a Master’s Degree in Business Administration from Marshall School of Business, University of Southern California. Mr. Liu also holds an AIMR (CFA) Level II certification.

Wen Chen Han, age 61, presently works in Research and Development and industrial applications for Micro Technology, since 2013. From 2010 through 2012, Mr. Liu devoted his research work in Agricultural Biotechnology projects. From 2003 through 2010, Mr. Liu participated in the construction process of Loongsoon Industrial Base by Jiangsu Menglan Group and the Institute of Computing Technology at Chinese Academy of Sciences, where he was appointed as Senior Consultant for the joint project where he led the adaption of research and development from the Institute of Computing Technology at Chinese Academy of Sciences.

Mr. Liu received his Bachelor of Law degree from National Taiwan University in 1983. Mr. Liu received his Master’s Degree from Graduate School of Technology Management at National Chengchi University (Taiwan) in 1986, and a Doctorate Degree from the University of Chinese Academy of Sciences (Beijing), School of Public Policy & Management, in 2003.

Bruce Michael Smith, age 60, has over 36 years in professional accounting experience. Mr. Smith has held the positions of CFO, controller, and audit manager for both private and public companies and CPA firms. Most recently, Mr. Smith has been an Attest Partner for BBRS, LLP, a CPA and business advisory service in Northern California. He also has international experience converting foreign subsidiary reporting to US GAAP for consolidation under S.E.C. rules. Mr. Smith currently is the Outsource CFO of Ensurge, Inc. a Pink Sheet traded mining company, since November of 2017. Prior to this time and from May 1, 2014 to November of 2015 he was the CFO of Mycheck, Inc.

Mr. Smith has maintained a current CPA license in the State of California and Nevada, since February 02, 1990 and 2013, respectively. In 1982, he received a Bachelor of Science Degree in Business Administration, with a concentration of Accounting from California State University, Chico.

Except as otherwise disclosed in this report, there are no arrangements or understandings between Hau-Ran Tsau, Ta-Wei (David) Liu, Wen Chen Han, Bruce Smith, and any other persons pursuant to which they were appointed as an officer or director. Further, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant, in which the amount involved exceeds $120,000, and in which Hau-Ran Tsau, Ta-Wei (David) Liu, Wen Chen Han (David) Liu and Bruce Smith had, or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RORINE INTERNATIONAL HOLDING COMPANY

Dated: November 22, 2019	By:	/s/ Hau-Ran Tsau
Hau-Ran Tsau
President and Chief Executive Officer

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